Exhibit 10.4

EXECUTION VERSION

SECURITY AGREEMENT

This Security Agreement (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”), dated as of April 5, 2013, is entered into between Scientific Learning Corporation, a Delaware corporation (the “Obligor”), in favor of the entities identified as secured parties on the signature pages of this Agreement (individually, a “Secured Party,” and together, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, Obligor has entered into a Subordinated Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Purchase Agreement”), with the Secured Parties;

WHEREAS, Obligor wishes to grant to the Secured Parties a security interest in certain collateral of the Obligor and the Secured Parties wish to receive such security interest on the date hereof, all as more fully set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, Obligor and the Secured Parties agree as follows:

1.    Grant of Security Interest.

(a)

To secure payment and performance of the Obligations, Obligor hereby grants to the Secured Parties a security interest in all property and interests in property of Obligor, whether now owned or hereafter acquired or existing, and wherever located (the “Collateral”), including, without limitation, the following (the “Security Interest”):

(i)	all Accounts;
(ii)	all Receivables;
(iii)	all Equipment;
(iv)	all General Intangibles;
(v)	all Inventory;
(vi)	all Intellectual Property;
(vii)	all Investment Property; and
(viii)	all proceeds and products of the foregoing.

(b)

Notwithstanding anything herein to the contrary, in no event shall the Security Interest granted hereunder attach to, and the Collateral shall not include, (i) any asset of the Obligor to the extent that and for so long as the grant of a security interest therein is prohibited by any applicable law, rule, regulation, statute or order of any Governmental Authority, (ii) more than 65% of the issued and outstanding voting equity interests of any Foreign Subsidiary, (iii) any contract or agreement to which the Obligor is a party or any of its rights or interests thereunder if and for so long as the grant of such Security Interest shall constitute or result in (A) the unenforceability of any right of the Obligor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided,  however, that such Security Interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in subclauses (A) or (B) of this clause (iii), including any proceeds of such contract or agreement, (iv) any trust accounts, payroll accounts and escrow accounts maintained by the Obligor, and (v) any asset or property that is subject to a purchase money Lien or Lien securing any capital lease obligations permitted under the Purchase Agreement to the extent that the documents relating to such purchase money Lien or capital lease obligations would not permit such asset or property to be subject to the Security Interests created hereby.

2.    Obligor’s Representations and Warranties. The Obligor represents and warrants to the Secured Parties as follows:

(a)

The Obligor has, and as to Collateral acquired or arising after the date hereof, will have, good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder, except for the Security Interest and Liens in respect of the Permitted Indebtedness and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize the Collateral for its intended purposes, and has full power and authority to grant to the Secured Parties the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained;

(b)	There is no agreement in effect on the date hereof that prohibits the creation of the Security Interest by the Obligor; and
(c)

All written information heretofore or hereafter furnished by the Obligor to each Secured Party is or will be true and correct in all material respects as of the date with respect to which such information was or will be furnished.

3.    Obligor’s Covenants.  The Obligor warrants, covenants and agrees with the Secured Parties that, from and after the date of this Agreement until any and all amounts owed by the Obligor to any Secured Party are paid in full:

(a)

The Obligor shall not enter into any such agreement prohibiting or limiting the creation of the Security Interest by the Obligor other than (i) restrictions or conditions imposed by any agreement relating to secured Permitted Indebtedness if such restrictions or conditions apply only to the property or assets permitted to secure such Indebtedness (or other secured obligations, as the case may be) and the products and proceeds thereof, (ii) customary restrictions and conditions contained in agreements relating to any assets pending such sale; provided that such restrictions apply only to the assets that are to be sold and such sale is permitted under the Purchase Agreement, (iii) customary provisions in leases, licenses and other agreements restricting the assignment thereof or the subletting of the premises subject thereto, (iv) the Transaction Documents, (v) restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business, and (vi) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, order, permit or grant.

(b)	The Obligor shall defend the title to the Collateral against any and all Persons and against any and all claims.
(c)

At any time and from time to time, at the request of any Secured Party, the Obligor shall execute and deliver one or more financing statements and/or continuation statements (whether pursuant to the New York UCC or otherwise), and any amendments thereof and supplements thereto, and such other instruments as the Secured Parties shall reasonably require in order to perfect, protect, preserve and maintain the Security Interest, and shall pay the cost of filing and recording the same or filing and recording this Agreement or any such statements in all public offices wherever filing or recording is reasonably deemed by any Secured Party to be necessary or desirable.  The Obligor agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement.

(d)

The Obligor shall diligently collect all of its accounts and accounts receivable constituting Collateral unless and until the Secured Parties exercise their right to collect the accounts and accounts receivable.  Upon any Default, the Obligor shall, at the request of the Secured Parties, notify its account debtors of the Security Interest in any account or account receivable and that payment thereof is to be made directly to the Secured Parties.

(e)

The Obligor shall keep the Collateral (consisting of tangible personal property) at its present location and not to remove the same (other than motor vehicles or inventory sold as permitted under the Purchase Agreement) without the prior written consent of the Majority in Interest in each instance.

4.    Secured Parties’ Covenants.  Each of the Secured Parties agrees that (i) such party will not, directly or indirectly, take any action with respect to the Collateral or the Security Interest or its rights and remedies provided for herein without the prior agreement of Secured Parties representing a Majority in Interest., (ii) such party will take such actions as are reasonably necessary to effectuate the instructions or decisions of the Secured Parties representing a Majority in Interest in respect of all rights and remedies under this Agreement, including, without limitation, appointing one or more agents selected by the Secured Parties representing a Majority in Interest to act as collateral agent with respect to the Collateral.

5.    Remedies on Default.

(a)

Upon any Event of Default and upon demand by the Secured Parties representing a Majority in Interest, the Obligor agrees immediately to assemble the Collateral and make it available to the Secured Parties at the place and time designated in such demand.  The Secured Parties shall be entitled to immediate possession of the Collateral and the Secured Parties may: (i) enter any premises where any Collateral may be located for the purpose of assembling or taking possession of and removing same and (ii) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale acceptable to the Secured Parties.  Any Secured Party may, in its discretion and as it may deem advisable, bid or become the purchaser at any such sale described in clause (ii) above, free from any right of redemption (which is hereby expressly waived by the Obligor).  Until any such sale, the Secured Parties may store the Collateral on the premises where it is located when seized, and if said premises are the property of the Obligor, the Obligor agrees not to charge the Secured Parties for storage thereof for a period of ninety (90) days before or after sale or disposition of said Collateral.  The Secured Parties will give the Obligor reasonable notice of time and place of any public sale or the time after which any private sale or other intended disposition will be made.  The requirement of reasonable notice shall be met if such notice is mailed to the Obligor at least five (5) days before the time of the sale or disposition.

(b)

The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied: first to the expenses (including all attorneys’ fees) of preparing for sale, storing, processing, selling, collecting, and/or liquidating the Collateral and the like; second to the Secured Parties, for the principal and interest due under the Notes in an amount equal to their respective pro rata portions of such proceeds.  The Obligor shall be liable to the Secured Parties and shall pay to the Secured Parties on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral, and the Secured Parties in turn agree to remit to the Obligor, or other such persons as their interests may appear, any surplus remaining after all such liabilities have been paid in full.

(c)

Upon the request of the Secured Parties representing a Majority in Interest, after the occurrence of any Event of Default, any proceeds of accounts, accounts receivable or inventory constituting Collateral received by the Obligor, whether in the form of cash, checks, notes or other instruments, shall be held in trust by the Obligor in favor of the Secured Parties and the Obligor shall deliver said proceeds daily to the Secured Parties, without commingling, in the identical form received.

(d)

In the event the Secured Parties seek to take possession of any or all Collateral by court process, the Obligor hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto and waives the right to demand a jury in any action in which any of the Secured Parties is a party.

6.    Other Rights upon Event of Default.  In addition to all rights and remedies herein, upon an Event of Default, each Secured Party shall have such other rights and remedies as are set forth in the New York UCC, to the extent the same are not inconsistent with the provisions of this Agreement.

7.    Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Purchase Agreement.  All terms defined in the New York UCC and not defined herein or in the Purchase Agreement have the meanings specified in the New York UCC.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

8.    Notices.  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail (if such party designates an e-mail address herein for such purpose) and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when read by electronic mail (sender shall have received a “read by recipient” confirmation) in each case addressed to a party.  The addresses for such communications shall be:

For the Obligor:

300 Frank H. Ogawa Plaza, Suite 600

Oakland, CA 94612

Attn: General Counsel
Email: legal@scilearn.com

with a courtesy copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA  94304

Fax: 650-493-6811

Email:  sbernard@wsgr.com

Attn:  Steven Bernard

For the Secured Parties, to each at its address on Schedule 1 to the Purchase Agreement, with a copy to

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, NY 10103

Fax: 212-318-3400

Attn: Michael Flynn

9.    General.

(a)

This Agreement shall bind and inure to the respective successors and assigns of the Obligor and the Secured Parties, except that the Obligor may not assign or otherwise transfer all or any part of its rights under the this Agreement without the prior written consent of the Secured Parties.

(b)

This Agreement, taken together with the other Transaction Documents, contains the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.  The provisions of this Agreement may be waived, modified, supplemented or amended only as provided in Section 6.6 of the Purchase Agreement.

(c)

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

(d)

This Agreement may be executed in several counterparts, and by each party on separate counterparts, each of which and any photocopies and facsimile copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

(e)

(i) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent obligations not yet accrued and payable) have been paid in full.

(ii)              Upon any sale or other transfer by Obligor of any Collateral that is not prohibited under the Purchase Agreement, or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to the Purchase Agreement, including upon the written consent of a Majority in Interest of the Lenders under the Purchase Agreement, the Security Interest in such Collateral shall be automatically released.

(f)

In connection with any termination or release pursuant to clause (i) or (ii) of Section 9(e), the Secured Parties shall execute and deliver to the Obligor, at the Obligor’s expense, all documents that the Obligor shall reasonably request to evidence such termination or release of its obligations or the Security Interests in its Collateral.  A Majority in Interest of the Lenders under the Purchase Agreement may take any such action or release any or all security hereunder.

(g)

If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

(h)

From time to time, the Obligor shall perform any and all acts and execute and deliver to the Secured Parties such additional documents as may be necessary or as reasonably requested by the Secured Parties to carry out the purposes of this Agreement or to preserve and protect the Secured Parties’ rights as contemplated herein.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

OBLIGOR: SCIENTIFIC LEARNING CORPORATION By: /s/ Jane A. Freeman Name: Jane A. Freeman Title: CFO

[Signature Page to Security Agreement]

SECURED PARTIES:

BLACKWELL PARTNERS LLC

By: Nantahala Capital Management, LLC

Its Investment Manager

By: __/s/ Wilmot Harkey ____________________

Name: Wilmot Harkey

Title: Manager

NANTAHALA CAPITAL PARTNERS II,
LIMITED PARTNERSHIP

By: Nantahala Capital Management, LLC

Its General Partner

By: __/s/ Wilmot Harkey ___________________

Name: Wilmot Harkey

Title: Manager

NANTAHALA CAPITAL PARTNERS,
LIMITED PARTNERSHIP

By: Nantahala Capital Management, LLC

Its General Partner

By: __/s/ Wilmot Harkey  ___________________

     Name: Wilmot Harkey

     Title: Manager

[Signature Page to Security Agreement]

TRIGRAN INVESTMENTS, LP

By: Trigran Investments, Inc.

its General Partner

By: __/s/ Lawrence Oberman  ________________

Name: Lawrence Oberman

Title: Executive Vice President

TRIGRAN INVESTMENTS, LP II

By: Trigran Investments, Inc.

its General Partner

By: __/s/ Lawrence Oberman  ________________

Name: Lawrence Oberman

Title: Executive Vice President

[Signature Page to Security Agreement]

RJ PARTNERS, LLC

By: ___/s/ Robert J. Schmiedeler ___________

Name: Robert J. Schmiedeler

Title: Manager

[Signature Page to Security Agreement]

PAULA A. TALLAL, REVOCABLE TRUST

By: ___/s/ Paula A. Tallal _________________

Name: Paula A. Tallal

Title: Trustee

[Signature Page to Security Agreement]

JANE A. FREEMAN LIVING TRUST (5/30/12)

__/s/ Jane A. Freeman_______________________

Name: Jane A. Freeman

Title: Trustee

[Signature Page to Security Agreement]

THE RODMAN W. MOORHEAD III REVOCABLE TRUST

By: ___/s/ Rodman W. Moorhead, III_________

Name: Rodman W. Moorhead, III

Title: Trustee

[Signature Page to Security Agreement]

ROBERT BOWEN

___/s/ Robert C. Bowen_________________

[Signature Page to Security Agreement]

NOEL MOORE

____/s/ Noel S. Moore__________________

[Signature Page to Security Agreement]